Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2014

FRESNO, CALIFORNIA…October 15, 2014… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $7,660,000, and diluted earnings per common share of $0.70 for the nine months ended September 30, 2014, compared to $6,039,000 and $0.57 per diluted common share for the nine months ended September 30, 2013. Unless otherwise noted, material changes in year-over-year operating performance in dollar (rather than percentage) terms for the nine months ended September 30 were the result of the Visalia Community Bank (VCB) acquisition, which closed on July 1, 2013.
Net income increased 26.84%, primarily driven by an increase in net interest income in 2014 compared to 2013. Net interest income during the first nine months of 2014 was positively impacted by the collection of nonaccrual loans totaling $1,846,000 which resulted in a recovery of interest income of $861,000. Net interest income during the first nine months of 2013 was positively impacted by the collection of nonaccrual loans totaling $4,731,000 which resulted in a recovery of interest income of $1,484,000 and legal expenses of $51,000.
Non-performing assets decreased by $3,510,000, or 45.14%, to $4,266,000 at September 30, 2014, compared to $7,776,000 at December 31, 2013. During the nine months ended September 30, 2014, the Company’s shareholders’ equity increased $12,970,000, or 10.80%. The increase in shareholders’ equity was

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driven by the retention of earnings net of dividends paid and improvement in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI).
During the first three quarters of 2014, the Company’s total assets increased 1.61%, and total liabilities increased 0.54% compared to December 31, 2013. The Company declared and paid $1,641,000 in cash dividends to holders of common stock during the first nine months of 2014 ($0.15 per share). Annualized return on average equity (ROE) for the nine months ended September 30, 2014 was 7.90%, compared to 6.83% for the nine months ended September 30, 2013. The increase in ROE in the first nine months of 2014 reflects an increase in net income, notwithstanding an increase in capital from an increase in AOCI and an increase in retained earnings as previously discussed. Annualized return on average assets (ROA) was 0.89% and 0.86% for the nine months ended September 30, 2014 and 2013, respectively. The increase in ROA is due to an increase in net income, notwithstanding an increase in average assets.
During the nine months ended September 30, 2014 the Company recorded a reverse provision for credit losses of $400,000. The Company did not record a provision during the nine months ended September 30, 2013. During the nine months ended September 30, 2014, the Company recorded $1,319,000 in net loan charge-offs, compared to $401,000 for the nine months ended September 30, 2013. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.33% for the nine months ended September 30, 2014, compared to 0.12% for the same period in 2013. The majority of the loans charged off during the nine months ended September 30, 2014 were previously classified and sufficient funds were held in the allowance for credit losses as of December 31, 2013.
At September 30, 2014, the allowance for credit losses stood at $7,489,000, compared to $9,208,000 at December 31, 2013, a net decrease of $1,719,000 reflecting the net charge offs, the majority of which related to a nonaccrual commercial and industrial loan charged off in the first quarter which was reserved for as of December 31, 2013. The allowance for credit losses as a percentage of total loans was 1.35% at September 30, 2014, and 1.80% at December 31, 2013. Total loans includes VCB loans that were recorded at fair value in connection with the acquisition of $81,442,000 at September 30, 2014 and $99,948,000 at December 31, 2013. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.58% and 2.23% as of September 30, 2014 and December 31, 2013, respectively. The Company believes the allowance

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for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at September 30, 2014.
Total non-performing assets were $4,266,000, or 0.37% of total assets as of September 30, 2014, compared to $7,776,000, or 0.68% of total assets as of December 31, 2013. Total non-performing assets as of September 30, 2013 were $8,146,000 or 0.75% of total assets.
The following provides a reconciliation of the change in non-accrual loans for 2014.

(In thousands)	Balances December 31, 2013	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances September 30, 2014
Non-accrual loans:
Commercial and industrial	$335	$129	$(293)	$—	$(20)	$(129)	$22
Real estate	1,935	314	(1,014)	(235)	(187)	(183)	630
Equity loans and lines of credit	721	97	(236)	—	—	(59)	523
Consumer	—	23	(2)	—	—	—	21
Restructured loans (non-accruing):
Commercial and industrial	1,192	—	(145)	—	—	(1,047)	—
Real estate	384	—	(24)	—	—	—	360
Real estate construction and land development	1,450	—	(131)	—	—	—	1,319
Equity loans and lines of credit	1,565	6	(114)	—	(66)	—	1,391
Consumer	4	—	—	—	(4)	—	—
Total non-accrual	$7,586	$569	$(1,959)	$(235)	$(277)	$(1,418)	$4,266
The Company’s net interest margin (fully tax equivalent basis) was 4.13% for the nine months ended September 30, 2014, compared to 4.16% for the nine months ended September 30, 2013. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s loan portfolio offset by an increase in the yield on the Company’s investment portfolio, and a decrease in the Company’s cost of funds.
For the nine months ended September 30, 2014, the effective yield on total earning assets decreased 8 basis points to 4.24% compared to 4.32% for the nine months ended September 30, 2013, while the cost of total interest-bearing liabilities decreased 7 basis points to 0.18% compared to 0.25% for the nine months ended September 30, 2013. The cost of total deposits decreased 5 basis points to 0.11% for the nine months ended September 30, 2014, compared to 0.16% for the nine months ended September 30, 2013.

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For the nine months ended September 30, 2014, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $90,733,000, or 21.45%, compared to the nine months ended September 30, 2013.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.80% for the nine months ended September 30, 2014, compared to 2.52% for the nine months ended September 30, 2013. The increase in yield in the Company’s investment securities during 2014 resulted primarily from a decrease in the rate of prepayments on mortgage backed securities compared to the same period of 2013. Total average loans, which generally yield higher rates than investment securities, increased $94,996,000, from $435,873,000 for the nine months ended September 30, 2013 to $530,869,000 for the nine months ended September 30, 2014. The effective yield on average loans decreased to 5.65% for the nine months ended September 30, 2014, compared to 6.12% for the nine months ended September 30, 2013.
Net interest income before the provision for credit losses for the nine months ended September 30, 2014 was $29,879,000, compared to $24,259,000 for the nine months ended September 30, 2013, an increase of $5,620,000 or 23.17%. Net interest income increased as a result of yield changes, the recovery of $861,000 of foregone interest income from the repayment of loans previously identified as nonaccrual, asset mix changes, and an increase in average earning assets, partially offset by an increase in interest-bearing liabilities, primarily as a result of the VCB acquisition.
Total average assets for the nine months ended September 30, 2014 were $1,147,366,000 compared to $941,030,000, for the nine months ended September 30, 2013, an increase of $206,336,000 or 21.93%. Total average loans increased $94,996,000, or 21.79% for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013. Total average investments, including deposits in other banks and Federal funds sold, increased to $513,778,000 for the nine months ended September 30, 2014, from $423,045,000 for the nine months ended September 30, 2013, representing an increase of $90,733,000 or 21.45%. Total average deposits increased $192,471,000 or 23.89% to $998,213,000 for the nine months ended September 30, 2014, compared to $805,742,000 for the nine months ended September 30, 2013. Average interest-bearing deposits increased $109,115,000, or 20.06%, and average non-interest bearing demand deposits increased $83,356,000, or

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31.85%, for the nine months ended September 30, 2014, compared to the nine months ended September 30, 2013. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.57% for the nine months ended September 30, 2014, compared to 32.48% for the nine months ended September 30, 2013.
Non-interest income for the nine months ended September 30, 2014 increased $215,000 to $6,081,000, compared to $5,866,000 for the nine months ended September 30, 2013, primarily driven by a $159,000 increase in service charge income, a $246,000 increase in interchange fees, a $124,000 increase in Federal Home Loan Bank dividends, and a $172,000 increase in other income, partially offset by a decrease of $560,000 in net realized gains on sales and calls of investment securities, and a $106,000 decrease in loan placement fees .
Non-interest expense for the nine months ended September 30, 2014 increased $3,373,000, or 14.57%, to $26,520,000 compared to $23,147,000 for the nine months ended September 30, 2013. The net increase year over year was a result of increases in salaries and employee benefits of $1,917,000, increases in occupancy and equipment expenses of $735,000, increases in data processing expenses of $413,000, increases in Internet banking expenses of $102,000, increases in regulatory assessments of $52,000, increases in ATM/Debit card expenses of $88,000, increases in license and maintenance contracts of $46,000, increases in advertising fees of $116,000, and other non-interest expense increases of $534,000 offset by a decrease of $784,000 in acquisition and integration expenses. During the nine months ended September 30, 2014, other non-interest expenses included increases of $191,000 in net losses on disposal or writedown of premises and equipment, $64,000 in armored courier expenses, $136,000 in legal fees, $50,000 in appraisal fees, $33,000 in postage expenses, $20,000 in personnel expenses, $13,000 in donations, and $14,000 in stationery/supplies expenses, as compared to the same period in 2013.
The Company recorded an income tax expense of $2,180,000 for the nine months ended September 30, 2014, compared to $939,000 for the nine months ended September 30, 2013. The effective tax rate for the first nine months of 2014 was 22.15% compared to 13.46% for the nine months ended September 30, 2013. The increase in the effective tax rate during 2014 was primarily due to the loss of the tax credits related to the California enterprise zone program, offset by a slight increase in interest income on non-taxable investment securities. Beginning January 1, 2014, tax credits and deductions related to the California enterprise zone program were reduced due to legislative changes affecting the program.

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Quarter Ended September 30, 2014
For the quarter ended September 30, 2014, the Company reported unaudited consolidated net income of $2,351,000 and diluted earnings per common share of $0.21, compared to $2,969,000 and $0.26 per diluted share for the same period in 2013. Net income for the immediately trailing quarter ended June 30, 2014 was $2,693,000, or $0.24 per diluted common share.
The decrease in net income during the third quarter of 2014 compared to the same period in 2013 was primarily driven by a decrease in net interest income.
Annualized return on average equity (ROE) for the third quarter of 2014 was 7.10%, compared to 9.87% for the same period of 2013. The decrease in ROE reflects a decrease in net income, and an increase in capital from the retention of earnings net of dividends paid and improvement in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI). Annualized return on average assets (ROA) was 0.81% for the third quarter of 2014 compared to 1.11% for the same period in 2013. This decrease is due to a decrease in net income, along with an increase in average assets.
In comparing the third quarter of 2014 to the third quarter of 2013, average total loans increased by $29,160,000, or 5.65%. During the third quarter of 2014, the Company recorded $182,000 in net loan recoveries compared to $131,000 for the same period in 2013. The net charge-off ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.13)% for the quarter ended September 30, 2014 compared to (0.10)% for the quarter ended September 30, 2013.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended September 30, 2014.

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(Dollars in thousands)	Balances June 30, 2014	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances September 30, 2014
Non-accrual loans:
Commercial and industrial	$38	$—	$(16)	$—	$—	$—	$22
Real estate	836	—	(19)	—	(187)	—	630
Equity loans and lines of credit	517	—	6	—	—	—	523
Consumer	22	—	(1)	—	—	—	21
Restructured loans (non-accruing):
Real estate	366	—	(6)	—	—	—	360
Real estate construction and land development	1,358	—	(39)	—	—	—	1,319
Equity loans and lines of credit	1,495	—	(38)	—	(66)	—	1,391
Total non-accrual	$4,632	$—	$(113)	$—	$(253)	$—	$4,266
Average total deposits for the third quarter of 2014 increased $68,990,000, or 7.35%, to $1,007,446,000, compared to $938,456,000 for the same period of 2013.
The Company’s net interest margin (fully tax equivalent basis) decreased 60 basis points to 4.06% for the quarter ended September 30, 2014, compared to 4.66% and 4.09% for the quarters ended September 30, 2013 and June 30, 2014, respectively. Net interest income, before provision for credit losses, decreased $660,000, or 6.26%, to $9,876,000 for the third quarter of 2014, compared to $10,536,000 for the same period in 2013. Net interest income for the quarter ended September 30, 2013 included the recovery of foregone interest of $1,484,000 related to the collection of a $4,731,000 non-accrual loan. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the loan portfolio offset by an increase in the yield on investment securities and a decrease in the Company’s cost of funds. Over the same periods, the cost of total deposits decreased 4 basis points to 0.10% compared to 0.14% in 2013.
For the quarter ended September 30, 2014, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $45,007,000, or 9.67%, compared to the quarter ended September 30, 2013 and decreased by $5,507,000, or 1.07%, compared to the quarter ended June 30, 2014.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.76% for the quarter ended September 30, 2014, compared to 2.62% for the

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quarter ended September 30, 2013 and 2.83% for the quarter ended June 30, 2014. Total average loans, which generally yield higher rates than investment securities, increased by $29,160,000 to $545,665,000 for the quarter ended September 30, 2014, from $516,505,000 for the quarter ended September 30, 2013 and increased by $13,435,000 from $532,230,000 for the quarter ended June 30, 2014. The effective yield on average loans decreased to 5.35% for the quarter ended September 30, 2014, compared to 6.76% and 5.54% for the quarters ended September 30, 2013 and June 30, 2014, respectively.
Total average assets for the quarter ended September 30, 2014 were $1,160,690,000 compared to $1,071,721,000 for the quarter ended September 30, 2013 and $1,152,451,000 for the quarter ended June 30, 2014, an increase of $88,969,000 and $8,239,000, or 8.30% and 0.71%, respectively.
Total average deposits increased $68,990,000, or 7.35%, to $1,007,446,000 for the quarter ended September 30, 2014, compared to $938,456,000 for the quarter ended September 30, 2013. Total average deposits increased $4,721,000, or 0.47%, for the quarter ended September 30, 2014, compared to $1,002,725,000 for the quarter ended June 30, 2014. The Company’s ratio of average non-interest bearing deposits to total deposits was 33.76% for the quarter ended September 30, 2014, compared to 35.38% and 34.66% for the quarters ended September 30, 2013 and June 30, 2014, respectively.
Non-interest income increased $248,000, or 13.68%, to $2,061,000 for the third quarter of 2014 compared to $1,813,000 for the same period in 2013. The third quarter of 2014 non-interest income included $240,000 in net realized gains on sales and calls of investment securities compared to none for the same period in 2013. For the quarter ended September 30, 2014, service charge income decreased $100,000 and interchange fee income increased $27,000, compared to the same period in 2013. Loan placement fees increased $84,000 during the third quarter of 2014, compared to the same period in 2013. Non-interest income for the quarter ended September 30, 2014 increased $17,000 to $2,061,000, compared to $2,044,000 for the quarter ended June 30, 2014.
Non-interest expense for the quarter ended September 30, 2014 increased $60,000, or 0.67%, to $9,051,000 compared to $8,991,000 for the quarter ended September 30, 2013. The net increase quarter over quarter was a result of increases in legal fees of $133,000, increases in salaries and employee benefits of $28,000, increases in occupancy and equipment of $88,000, increases in data processing expenses of $91,000, partially offset by a decrease in acquisition and integration expenses of $271,000, and decreases in consulting, regulatory

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assessments, and license and maintenance expenses. Advertising expenses, audit and accounting fees, and Internet banking expenses also increased comparing the third quarter of 2014 to the same period in 2013. Non-interest expense for the quarter ended September 30, 2014 increased $317,000 compared to $8,734,000 for the trailing quarter ended June 30, 2014.
“The results of the first three quarters of 2014 show good progress in net income, loan and deposit growth as well as the continuation of improving asset quality metrics compared to the same nine months of 2013. While net income is less for the quarter ending September 2014 compared to the quarter ending September 2013, this result is weighted by the recovery of forgone interest on a non-accrual loan collected in the third quarter of 2013. The third quarter of 2014 reflects an increase in gross loans over the trailing quarter, in addition to the same quarter in 2013, which is reflective of positive organic loan growth as well as growth from the Visalia Community Bank merger completed July 1, 2013,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and CEO of Central Valley Community Bank.
“Many of the agricultural crops grown by our Central Valley customers have been harvested with preliminary results demonstrating that California’s drought has definitely had an impact with lower crop yields compared to the previous year for certain crops. Many farmers and ranchers have instituted improved farming practices including planting less acreage, as part of the mitigation for the cost of water delivery and the expense of pumping. The offset to lower yields is crop prices remaining at levels allowing profitability for most farming operations, although the end result of the 2014 crop year will not be realized until the fourth quarter and into first quarter of 2015 when proceeds from crop sales are finalized. By closely monitoring the water and the related issues affecting our customers in 2014 we are optimistic as we look to 2015, knowing that the need for rain and a significant snow pack continue to be important factors for the short and long-term economic impact on agribusiness in California’s San Joaquin Valley,” continued Doyle.
“Regardless of stock market fluctuations, the fundamentals of our company are strong, as is our commitment to provide shareholder value by continuing to build a company with franchise value for the long-term,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole

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subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, F. T. “Tommy” Elliott, IV, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Wanda L. Rogers is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share amounts)	2014	2013
	(Unaudited)
ASSETS
Cash and due from banks	$28,059	$25,878
Interest-earning deposits in other banks	26,658	85,956
Federal funds sold	331	218
Total cash and cash equivalents	55,048	112,052
Available-for-sale investment securities (Amortized cost of $439,576 at September 30, 2014 and $447,108 at December 31, 2013)	447,016	443,224
Held-to-maturity investment securities (Fair value of $34,523 at September 30, 2014)	31,837	—
Loans, less allowance for credit losses of $7,489 at September 30, 2014 and $9,208 at December 31, 2013	547,247	503,149
Bank premises and equipment, net	10,443	10,541
Other real estate owned	—	190
Bank owned life insurance	20,802	19,443
Federal Home Loan Bank stock	4,791	4,499
Goodwill	29,917	29,917
Core deposit intangibles	1,428	1,680
Accrued interest receivable and other assets	15,590	20,940
Total assets	$1,164,119	$1,145,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$345,003	$356,392
Interest bearing	663,860	647,751
Total deposits	1,008,863	1,004,143

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	17,088	16,294
Total liabilities	1,031,106	1,025,592
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 10,979,370 at September 30, 2014 and 10,914,680 at December 31, 2013	54,125	53,981
Retained earnings	74,367	68,348
Accumulated other comprehensive income (loss), net of tax	4,521	(2,286)
Total shareholders’ equity	133,013	120,043
Total liabilities and shareholders’ equity	$1,164,119	$1,145,635

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,301	$8,677	$22,197	$19,523
Interest on deposits in other banks	37	45	134	104
Interest on Federal funds sold	—	—	1	—
Interest and dividends on investment securities:
Taxable	1,341	588	4,127	1,341
Exempt from Federal income taxes	1,469	1,593	4,305	4,329
Total interest income	10,148	10,903	30,764	25,297
INTEREST EXPENSE:
Interest on deposits	249	342	813	947
Interest on junior subordinated deferrable interest debentures	23	25	72	74
Other	—	—	—	17
Total interest expense	272	367	885	1,038
Net interest income before provision for credit losses	9,876	10,536	29,879	24,259
PROVISION FOR CREDIT LOSSES	—	—	(400)	—
Net interest income after provision for credit losses	9,876	10,536	30,279	24,259
NON-INTEREST INCOME:
Service charges	811	911	2,441	2,282
Appreciation in cash surrender value of bank owned life insurance	156	149	459	342
Interchange fees	295	268	924	678
Loan placement fees	212	128	401	507
Net gain on disposal of other real estate owned	—	—	63	—
Net realized gains on sales and calls of investment securities	240	—	573	1,133
Federal Home Loan Bank dividends	86	59	237	113
Other income	261	298	983	811
Total non-interest income	2,061	1,813	6,081	5,866
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,076	5,048	14,833	12,916
Occupancy and equipment	1,222	1,134	3,671	2,936
Data processing expense	448	357	1,362	949
ATM/Debit card expenses	166	170	476	388
License & maintenance contracts	128	139	384	338
Regulatory assessments	177	220	569	517
Advertising	155	124	462	346
Audit and accounting fees	185	135	492	406
Internet banking expenses	134	109	359	257
Acquisition and integration	—	271	—	784
Amortization of core deposit intangibles	84	84	252	184
Other expense	1,276	1,200	3,660	3,126
Total non-interest expenses	9,051	8,991	26,520	23,147
Income before provision for income taxes	2,886	3,358	9,840	6,978
PROVISION FOR INCOME TAXES	535	389	2,180	939
Net income	$2,351	$2,969	$7,660	$6,039
Preferred stock dividends and accretion	—	87	—	262
Net income available to common shareholders	$2,351	$2,882	$7,660	$5,777
Net income per common share:
Basic earnings per common share	$0.22	$0.26	$0.70	$0.58
Weighted average common shares used in basic computation	10,919,630	10,899,086	10,917,892	10,020,057
Diluted earnings per common share	$0.21	$0.26	$0.70	$0.57
Weighted average common shares used in diluted computation	11,014,907	10,958,811	11,005,553	10,080,034
Cash dividends per common share	$0.05	$0.05	$0.15	$0.15

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2014	2014	2014	2013	2013
(In thousands, except share and per share amounts)
Net interest income	$9,876	$9,905	$10,099	$9,192	$10,536
Provision for credit losses	—	(400)	—	—	—
Net interest income after provision for credit losses	9,876	10,305	10,099	9,192	10,536
Total non-interest income	2,061	2,044	1,977	1,965	1,813
Total non-interest expense	9,051	8,734	8,736	8,538	8,991
Provision for income taxes	535	922	724	408	389
Net income	$2,351	$2,693	$2,616	$2,211	$2,969
Net income available to common shareholders	$2,351	$2,693	$2,616	$2,123	$2,882
Basic earnings per common share	$0.22	$0.25	$0.24	$0.19	$0.26
Weighted average common shares used in basic computation	10,919,630	10,918,065	10,915,945	10,914,296	10,899,086
Diluted earnings per common share	$0.21	$0.24	$0.24	$0.19	$0.26
Weighted average common shares used in diluted computation	11,014,907	10,999,663	10,998,630	10,980,390	10,958,811

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2014	2014	2014	2013	2013
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.35%	1.34%	1.62%	1.80%	1.89%
Nonperforming assets to total assets	0.37%	0.40%	0.44%	0.68%	0.75%
Total nonperforming assets	$4,266	$4,632	$4,982	$7,776	$8,146
Total nonaccrual loans	$4,266	$4,632	$4,982	$7,586	$8,022
Net loan charge-offs (recoveries)	$(182)	$614	$887	$524	$(131)
Net charge-offs (recoveries) to average loans (annualized)	(0.13)%	0.46%	0.69%	0.41%	(0.10)%
Book value per share	$12.11	$11.98	$11.55	$11.00	$10.98
Tangible book value per share	$9.26	$9.11	$8.66	$8.1	$8.09
Tangible common equity	$101,668	$99,502	$94,655	$88,446	$88,333
Interest and dividends on investment securities exempt from Federal income taxes	$1,469	$1,434	$1,402	$1,449	$1,593
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.06%	4.09%	4.24%	3.92%	4.66%
Return on average assets (2)	0.81%	0.93%	0.93%	0.79%	1.11%
Return on average equity (2)	7.10%	8.27%	8.37%	7.04%	9.87%
Loan to deposit ratio	54.99%	54.02%	51.91%	51.02%	54.59%
Tier 1 leverage - Bancorp	9.09%	8.93%	8.63%	8.14%	8.86%
Tier 1 leverage - Bank	9.02%	8.89%	8.59%	8.09%	8.78%
Tier 1 risk-based capital - Bancorp	14.95%	14.73%	14.67%	13.88%	14.41%
Tier 1 risk-based capital - Bank	14.84%	14.68%	14.60%	13.79%	14.23%
Total risk-based capital - Bancorp	16.06%	15.83%	15.92%	15.13%	15.67%
Total risk based capital - Bank	15.94%	15.77%	15.85%	15.04%	15.48%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2014	2013	2014	2013
Federal funds sold	$310	$98	$274	$214
Interest-bearing deposits in other banks	44,877	47,770	55,463	35,910
Investments	465,316	417,628	458,041	386,921
Loans (1)	541,229	508,905	525,492	426,265
Federal Home Loan Bank stock	4,791	4,499	4,669	4,061
Earning assets	1,056,523	978,900	1,043,939	853,371
Allowance for credit losses	(7,439)	(9,635)	(8,333)	(9,720)
Non-accrual loans	4,436	7,600	5,377	9,608
Other real estate owned	—	163	48	55
Other non-earning assets	107,170	94,693	106,335	87,716
Total assets	$1,160,690	$1,071,721	$1,147,366	$941,030

Interest bearing deposits	$667,380	$606,386	$653,122	$544,007
Other borrowings	5,155	5,155	5,155	5,810
Total interest-bearing liabilities	672,535	611,541	658,277	549,817
Non-interest bearing demand deposits	340,066	332,070	345,091	261,735
Non-interest bearing liabilities	15,631	7,803	14,790	11,666
Total liabilities	1,028,232	951,414	1,018,158	823,218
Total equity	132,458	120,307	129,208	117,812
Total liabilities and equity	$1,160,690	$1,071,721	$1,147,366	$941,030

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.25%
Interest-earning deposits in other banks	0.32%	0.37%	0.32%	0.39%
Investments	3.00%	2.88%	3.10%	2.72%
Loans	5.35%	6.76%	5.65%	6.12%
Earning assets	4.16%	4.81%	4.24%	4.32%
Interest-bearing deposits	0.15%	0.22%	0.17%	0.23%
Other borrowings	1.77%	1.92%	1.87%	2.09%
Total interest-bearing liabilities	0.16%	0.24%	0.18%	0.25%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.06%	4.66%	4.13%	4.16%

(1)	Average loans do not include non-accrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $757 and $821 for the three months ended September 30, 2014 and 2013, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $2,217 and $2,230 for the nine months ended September 30, 2014 and 2013, respectively.